EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     I, Richard P. Brown, Chief Executive Officer of Atlantic Coast Entertainment Holdings, Inc. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended June 30, 2007 of the Registrant (the “Report”):
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Richard P. Brown Richard P. Brown
Chief Executive Officer of
Atlantic Coast Entertainment Holdings, Inc.
Date: August 17, 2007

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